UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report – April 7, 2008

CHEMOKINE THERAPEUTICS CORP.

(Exact name of registrant as specified in charter)

Delaware	333-117858	33-0921251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6190 Agronomy Road, Suite 405 University of British Columbia Vancouver, British Columbia	V6T 1Z3
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (604) 822-0301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On April 7, 2008 Chemokine Therapeutics Corp. (the “Registrant”) issued a press release announcing the audited financial and operating results of the year ended December 31, 2007.

ITEM 9.01. Financial Statements and Exhibits.

d. Exhibits.

Exhibit Number	Description of Exhibit
99.1	On April 7, 2008 Chemokine Therapeutics Corp. (the “Registrant”) issued a press release announcing the audited financial and operating results of the year ended December 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 7, 2008	Chemokine Therapeutics Corp., a Delaware corporation By: /s/ Bashir Jaffer Bashir Jaffer, Interim Chief Executive Officer/Chief Financial Officer

Exhibit 99.1

FOR IMMEDIATE RELEASE

CHEMOKINE THERAPEUTICS ANNOUNCES 2007

FINANCIAL AND OPERATING RESULTS

Vancouver, BC (April 7, 2008) – Chemokine Therapeutics Corp. (the “Company”) (TSX:CTI, OTCBB:CHKT), a biotechnology company developing chemokine-based therapies to treat cancer, blood disorders, and vascular diseases, today announced the financial and operating results of the year ended December 31, 2007.

2007 Highlights:

•

Positive preliminary data and the successful completion of the dose-escalation portion of the Phase I/II clinical trial for CTCE-9908, the Company’s anti-cancer drug candidate.

•

Patient recruitment and dosing of CTCE-9908 Phase I/II clinical trial completed.

•

Investigator presents encouraging preliminary results from Phase I/II clinical trial for CTCE-9908.

•

Positive data from M.D. Anderson’s study using CTCE-9908 in pre-clinical models of breast cancer.

•

Three abstracts on CTCE-9908 presented at the Molecular Targets and Cancer Therapeutics International Conference.

•

Dr. Anthony Tolcher, renowned oncology expert, joins Clinical Advisory Board.

Subsequent events

•

$1,050,000 financing closed.

•

Received approval from FDA and Health Canada to commence Phase II study for CTCE-9908.

•

Publication of study results in scientific journal “Clinical & Experiment Metastasis”.

Financial Results - Audited

(All amounts in U.S. dollars and in accordance with U.S. GAAP unless otherwise specified)

The Company incurred a net loss of $6,239,886 ($0.15 per share) for the twelve months ended December 31, 2007 compared to $7,507,866 ($0.19 per share) for the twelve months ended December 31, 2006. The decrease in our net loss was principally caused by the decrease in research and development expenses.

The Company had no revenues in the twelve months ended December 31, 2007, or in the twelve months ended December 31, 2006.

Research and development expenses were $1,980,097 during the twelve months ended December 31, 2007; a decrease of $2,662,360 from the $4,642,457 comparative amount recorded in the twelve months ended December 31, 2006.  The decrease in research and development activities and the associated expenses in fiscal 2007 were primarily attributable to the decreased spending associated with our two lead compounds, CTCE-0214 and CTCE-9908, as well as the recovery of costs of $969,190 under the terms of the settlement agreement with Globe Laboratories. Research and development expenses include contract research, manufacturing, laboratory supplies and staff salaries.

Direct costs for CTCE-9908 were approximately $823,496 for the twelve months ended December 31, 2007, which included preparatory and clinical trial costs of the Phase I/II clinical trial currently underway, and related manufacturing of compound.  This compares to approximately $1,776,023 for the twelve months ended December 31, 2006, the majority of the decrease being due to the recovery of costs referred to above which were applied to CTCE-9908.

Direct costs for CTCE-0214 were approximately $369,281 for the twelve months ended December 31, 2007 compared to $1,735,198 for the twelve months ended December 31, 2006, which reflected a reduction in spending on preclinical studies in keeping with a progression to a clinical phase of development.

The Company expects that research and development expenses will increase in the future as and when we incur costs for clinical trials. Completion dates and completion costs to bring a drug candidate to market vary significantly for each drug candidate given the nature of the clinical trials and the fact that more clinical trials may need to be conducted to advance a drug candidate based upon the results of each phase. In addition, we anticipate partnering with larger pharmaceutical companies to conduct and finance later stage clinical trials and therefore the timing of completion of the approval of a drug will likely not be within our control. Based on these factors we cannot reasonably estimate the completion dates and completion costs required to gain regulatory approval of our compounds for sale. Drug candidates are required to successfully complete Phase III clinical trials before gaining regulatory approval for sale which for our drug candidates is not expected to occur for several years.

General and administrative expenses for the twelve months ended December 31, 2007 were $4,504,595, compared to $2,904,595 for the twelve months ended December 31, 2006.  The year over year increase of $1,600,000 reflects additional salary costs during 2007 and $1,038,230 of legal fees and $237,327 of printing, translations, travel and miscellaneous expenses incurred in connection with the Company’s planned public offering, which was withdrawn in November 2007.  Costs relating to the Company’s planned public offering during the year ended December 31, 2007 were recorded as deferred financing costs in the Company’s interim consolidated financial statements.  It was expected that on completion of the planned public offering, these costs would have been offset against the proceeds of the offering in additional paid-in capital.

Interest income was $135,808 for the twelve months ended December 31, 2007 compared with $331,190 for the twelve months ended December 31, 2006. The decrease of interest income of $195,382 was due to decreases in short-term investments and cash equivalents.

Foreign exchange gain was $539,056 for the year ended December 31, 2007, compared to $73,125 for the year ended December 31, 2006. These gains principally resulted from short-term investments and foreign currency transactions and the strengthening of other currencies against the US currency.

At December 31, 2007, the Company had approximately $760,000 in cash and cash equivalents on hand, compared to approximately $6.1 million as of December 31, 2006, a decrease of $5.3 million.  Our working capital deficit at December 31, 2006 was approximately $75,000, compared to working capital of approximately $5.9 million at December 31, 2006, a decrease of $5.9 million.

Subsequent to December 31, 2007, on February 7, 2008 the Company closed a private placement financing through the sale of its securities for gross proceeds of $ 1,050,000.

About Chemokine Therapeutics Corp. (TSX: CTI, OTCBB: CHKT)

Chemokine Therapeutics is a product-focused biotechnology company developing drugs in the field of chemokines. Chemokines are a class of signaling proteins which play a critical role in the growth, differentiation, and maturation of cells necessary for fighting infection as well as tissue repair and regeneration. Chemokines also have an important role in cancer metastasis and growth. Chemokine Therapeutics is a leader in research in the field of chemokines and has several products in various stages of development.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:  Statements in this document regarding management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made.  For this purpose, any statements that are contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, the words "believes", "anticipates", "plans", "intends", "will", "should", "expects", "projects", and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual results, future circumstances, or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, those associated with the success of research and development programs, the regulatory approval process, competition, securing and maintaining corporate alliances, market acceptance of the Company's products, the availability of government and insurance reimbursements for the Company's products, the strength of the Company’s intellectual property, the ability of the Company to obtain adequate financing to fund its operations, the potential dilutive effects of any financing, reliance on subcontractors and key personnel and other risks detailed from time-to-time in the Company's public disclosure documents and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information contact:

Chemokine Therapeutics Corp. Mr. Don Evans Director, Corporate Communications Phone: (604) 822-0305 or 1-888-822-0305 Fax: (604) 822-0302 E-mail: devans@chemokine.net Internet: www.chemokine.net

CHEMOKINE THERAPEUTICS CORP.

(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

	December 31,
	2007	2006

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$688,388	$4,446,668
Short-term investments	75,658	1,642,308
Amounts receivable	27,353	60,366
Prepaid expense and deposits	41,122	103,816

TOTAL CURRENT ASSETS	832,521	6,253,158

PROPERTY AND EQUIPMENT, net	337,751	332,440

LICENSE COSTS, net	8,605	16,299

AMOUNT DUE FROM AFFILIATE	50,439	253,263

	$1,229,316	$6,855,160

LIABILITIES

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$897,996	$377,915
Current portion of capital lease obligation	10,254	12,392

TOTAL CURRENT LIABILITIES	908,250	390,307

CAPITAL LEASE OBLIGATION	–	8,722

	908,250	399,029

COMMITMENTS

STOCKHOLDERS’ EQUITY

PREFERRED STOCK
Authorized – 6,000,000 shares; par value $ 0.001 per share at December 31, 2007
Issued and outstanding: December 31, 2007 – Nil; December 31, 2006 – Nil	–	-

COMMON STOCK
Authorized – 200,000,000 shares; par value $ 0.001 per share at December 31, 2007 and 100,000,000 shares at December 31, 2006
Issued and outstanding: December 31, 2007 and December 31, 2006 – 42,183,748	42,184	42,184

ADDITIONAL PAID-IN CAPITAL	31,062,180	30,957,359

(DEFICIT) ACCUMULATED DURING THE DEVELOPMENT STAGE	(30,783,298)	(24,543,412)

	321,066	6,456,131

	$1,229,316	$6,855,160

See notes to the consolidated financial statement on SEDAR or EDGAR.

CHEMOKINE THERAPEUTICS CORP.

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

			Cumulative from inception on July 15, 1998 to
	Years ended December 31,		December
	2007	2006	31, 2007

REVENUE	$–	$-	$275,000

EXPENSES
Research and development	1,980,097	4,642,457	16,575,822
General and administrative	4,504,595	2,904,595	14,758,191
Stock-based compensation	104,821	184,085	662,940
Amortization of license	7,694	7,694	41,998
Depreciation and amortization of property and equipment	296,414	173,350	642,505

	6,893,621	7,912,181	32,681,456

OTHER INCOME
Interest income	135,808	331,190	738,286
Foreign exchange gain	539,056	73,125	906,001
Gain (loss) on sale of property and equipment	(21,129)	–	(21,129)

	571,877	404,315	1,541,300

NET LOSS	$(6,239,886)	$(7,507,866)	$(30,783,298)

NET LOSS PER COMMON SHARE -
BASIC AND DILUTED	$(0.15)	$(0.19)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	42,183,748	39,606,809

See notes to the consolidated financial statements on SEDAR or EDGAR.

CHEMOKINE THERAPEUTICS CORP.

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOW

			Cumulative from inception on July 15, 1998 to
	Years ended December 31,		December
	2007	2006	31, 2007

CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(6,239,886)	$(7,507,866)	$(30,783,298)
Adjustments to reconcile net cash
provided by operating activities
Depreciation and amortization	304,108	181,044	684,503
Patent application expensed	81,858		81,858
Loss on sale of property and equipment	21,129	–	21,129
Realized foreign exchange loss (gain)	(11,622)	–	(11,622)
Common shares issued for consulting services	–	-	1,033,669
Warrants issued for consulting services	–	-	404,842
Options issued for consulting services	–	-	87,968
Stock-based compensation	104,821	184,085	662,940
Decrease (increase) in
Amounts receivable	33,013	(27,152)	(27,353)
Prepaid expense and deposits	62,694	51,153	(41,122)
Increase (decrease) in
Accounts payable and accrued liabilities	520,081	124,716	897,996

CASH PROVIDED (USED) BY OPERATING ACTIVITIES	(5,123,804)	(6,994,020)	(26,988,490)

CASH FLOW FROM FINANCING ACTIVITIES
Stock issued for cash	–	7,489,823	31,647,476
Stock issued for settlement of debt	–	-	200,000
Offering costs	–	(426,228)	(2,974,596)
Net advances from (advances to) affiliates	120,966	(161,480)	(85,479)
Capital lease payments	(10,860)	(11,691)	(24,396)

CASH PROVIDED (USED) BY FINANCING ACTIVITIES	110,106	6,890,424	28,763,005

CASH FLOW FROM INVESTING ACTIVITIES
Cash held by disposed subsidiary	–	-	(4,754)
Purchase of investments	(937,644)	(10,185,725)	(17,309,252)
Redemption of investments	2,504,294	11,171,178	17,233,595
Payment under license agreement	–	-	(50,603)
Proceeds on sale of property and equipment	51,806	–	51,806
Purchase of property and equipment	(363,038)	(154,352)	(1,006,919)

CASH PROVIDED (USED) BY INVESTING ACTIVITIES	1,173,560	831,101	(1,167,985)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS DURING THE PERIOD	(3,758,280)	727,505	688,388

CASH AND CASH EQUIVALENTS, beginning of period	4,446,668	3,719,163	-

CASH AND CASH EQUIVALENTS, end of period	$688,388	$4,446,668	$688,388

See notes to the consolidated financial statements on SEDAR or EDGAR